                                                                   Exhibit 3.1
                                                                        PAGE 1

                               State of Delaware

                        Office of the Secretary of State

                         -----------------------------


        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE,
DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "J.M. PETERS COMPANY, INC.", CHANGING ITS NAME FROM "J.M. PETERS COMPANY, INC." TO "CAPITAL PACIFIC HOLDINGS, INC.", FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF JULY, A.D. 1995, AT 9 O'CLOCK A.M.


                                [DELAWARE SEAL]


                                           /s/ Edward J. Freel
                                           -----------------------------------
                                           Edward J. Freel, Secretary of State

2326421  8100                              AUTHENTICATION:  7599897

950177851                                            DATE:  08-07-95

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 07/27/1995
950169182 - 2326421

                                                                         PAGE 2

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                           J.M. PETERS COMPANY, INC.
                            (a Delaware corporation)

THE UNDERSIGNED, Hadi Makarechian, and Anthony M. Laughlin, do hereby certify that:

1. They are the Chairman of the Board/Chief Executive Officer and Secretary, respectively, of J.M. Peters Company, Inc., a Delaware corporation (the "Corporation"); and

2. The Corporation's Articles of Incorporation are hereby amended to change the name of the Corporation to:

                         CAPITAL PACIFIC HOLDINGS, INC.

3. This Certificate of Amendment of Certificate of Incorporation was duly adopted by the board of directors of the Corporation and approved by the holders of a majority of the outstanding shares of stock of each class entitled to vote thereon in accordance with the requirements of Section 242 of the Delaware General Corporation Law.

4. IN WITNESS WHEREOF, the undersigned have signed this certificate this 26th day of July, 1995 and hereby affirm and acknowledge under penalty of perjury that the filing of this Certificate of Amendment of Certificate of Incorporation is the act and deed of the Corporation.

                                        /s/  HADI MAKARECHIAN
                                        ----------------------------------
                                        Hadi Makarechian
                                        Chairman of the Board and
                                        Chief Executive Officer

ATTEST:


/s/  ANTHONY M. LAUGHLIN
- ------------------------------
Anthony M. Laughlin
Secretary